As filed with the Securities and Exchange Commission on February 16, 2001

                                            Registration No. 333-__________
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------


                     METTLER-TOLEDO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

      Delaware                                                13-3668641
   (State or other                                         (I.R.S. Employer
   jurisdiction of                                          Identification
   incorporation or                                             Number)
    organization)
                       Im Langacher, P.O. Box MT-100
                             CH 8606 Greifensee
                                Switzerland
                  (Address of principal executive offices)

                     Mettler-Toledo International Inc.
                1997 Amended and Restated Stock Option Plan
                         (Full title of the plans)

                            William P. Donnelly,
                          Chief Financial Officer
                     METTLER-TOLEDO INTERNATIONAL INC.
                       Im Langacher, P.O. Box MT-100
                             CH 8606 Greifensee
                                Switzerland
                              011 411 944 2211
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

===========================================================================
                                      Proposed      Proposed
Title of Securities        Amount      Maximum       Maximum    Amount of
 to be Registered           to be     Offering      Aggregate  Registration
                         Registered   Price Per     Offering       Fee
                             (1)      Share (2)      Price
---------------------------------------------------------------------------
Common stock, par        2,500,000   $48.77344  $121,933,593.75  $30,483.40
value $.01 per share      shares
===========================================================================

(1) Includes such additional number of shares as may be required in the event of a stock split, stock dividends or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low prices, as reported by the New York Stock Exchange on February 12, 2001, of the common stock, par value $.01 per share (the "Common Stock"), of Mettler-Toledo International Inc.

                              EXPLANATORY NOTE

     By a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 14, 1998 (File No. 333-52661), Mettler-Toledo International Inc. (the "Registrant") registered 6,368,445 shares of Common Stock, reserved for issuance upon the exercise of options granted under the Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan (the "Plan").

     This registration statement is being filed pursuant to Instruction E to Form S-8 to register 2,500,000 additional shares of Common Stock issuable upon the exercise of options granted under the Plan.


                        INCORPORATION OF CONTENTS OF
                    REGISTRATION STATEMENT BY REFERENCE

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the contents of the Registrant's registration statement on Form S-8 (File No. 333-52661) and any post-effective amendments thereto.


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.   Interests of Named Experts and Counsel

     Certain legal matters with respect to the validity of the Common Stock offered hereby have been passed upon for the Registrant by Fried, Frank, Harris, Shriver & Jacobson, London, England. Partners of the firm working on this matter own 1,504 shares of Common Stock.

Item 8.   Exhibits

Exhibit No.             Description of Exhibit
-----------             ----------------------

4.1* Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan (as amended February 3,
                    2000).

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by this registration statement.

23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

23.2*               Consent of PricewaterhouseCoopers, Independent
                    Auditors.

24.1 Power of Attorney (included on the signature page included in this registration statement).

 -------------------
*    filed herewith

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 8, 2001.

                                        Mettler-Toledo International Inc.

                                        By:  /s/ William P. Donnelly
                                           --------------------------------
                                             William P. Donnelly
                                             Chief Financial Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That each of the undersigned officers and directors of Mettler-Toledo International Inc., a Delaware corporation, hereby constitutes and appoints Robert F. Spoerry, William P. Donnelly and James T. Bellerjeau, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statements pursuant to
Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                       Date
---------                           -----                       ----

/s/ Robert F. Spoerry       Chairman of the Board,
-------------------------     President and Chief       February 8, 2001
   Robert F. Spoerry          Executive Officer



/s/ William P. Donnelly     Chief Financial Officer     February 8, 2001
-------------------------
   William P. Donnelly



/s/ Phillip Caldwell        Director                    February 8, 2001
-------------------------
   Phillip Caldwell



/s/ John T. Dickson         Director                    February 8, 2001
-------------------------
John T. Dickson



/s/ Reginald H. Jones       Director                    February 8, 2001
-------------------------
Reginald H. Jones



/s/ John D. Macomber        Director                    February 8, 2001
-------------------------
John D. Macomber



/s/ George M. Milne         Director                    February 8, 2001
-------------------------
George M. Milne



/s/ Laurence Z.Y. Moh       Director                    February 8, 2001
-------------------------
Laurence Z.Y. Moh



/s/ Thomas P. Salice        Director                    February 8, 2001
-------------------------
Thomas P. Salice

                             Index to Exhibits

Exhibit No.             Description of Exhibit
-----------             ----------------------

4.1* Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan (as amended February 3,
                    2000).

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by this registration statement.

23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

23.2*               Consent of PricewaterhouseCoopers, Independent
                    Auditors.

24.1 Power of Attorney (included on the signature page included in this registration statement).

--------------------
*    filed herewith